FOR IMMEDIATE RELEASE
Thursday, July 19, 2007

Media General Reports June 2007 Revenues

RICHMOND, Va. - Media General, Inc. (NYSE: MEG) today reported June 2007 total revenues of $72.5 million, a 3.4 percent increase from June 2006, including the revenues of four NBC television stations acquired June 26, 2006. Excluding the new stations, total revenues declined 7.5 percent. By business segment, Publishing Division total revenues decreased 10.1 percent. Broadcast Division total revenues increased 24.8 percent, including the new stations, and decreased 7.8 percent, excluding the new stations. Interactive Media Division total revenues rose 58.9 percent.

Publishing Division

Newspaper advertising revenues in June declined $4.4 million, or 11.7 percent, reflecting lower spending in all advertising categories, most notably Classified advertising at The Tampa Tribune, which was down 37.7 percent.

Total Classified advertising revenues decreased $3 million, or 17.5 percent. The Richmond Times-Dispatch and Winston Salem-Journal reported declines of 2.3 percent and 11.3 percent, respectively. The Community newspapers were down 6.4 percent.

Employment linage at the company’s three metro newspapers decreased 28.5 percent. This included declines of 50.1 percent at The Tampa Tribune, 14.9 percent at the Richmond Times-Dispatch, and
31.1 percent at the Winston-Salem Journal.

Automotive linage for the three metros decreased 17.2 percent. The Richmond Times-Dispatch generated a 4.2 percent increase due to new advertising incentives, while The Tampa Tribune and Winston-Salem Journal reported declines of 17.1 percent and 39.9 percent, respectively.

Real estate linage for the three metros was down 36.8 percent. The Richmond Times-Dispatch saw a 3.9 percent decrease, while The Tampa Tribune experienced a 68 percent decrease and the Winston-Salem Journal was down 13.2 percent.

Retail advertising revenues in June decreased $1 million, or 6 percent. The Tampa Tribune and its associated newspapers experienced a decline of 12.6 percent, the Richmond Times-Dispatch reported a 3 percent decrease and the Winston-Salem Journal posted a 17.6 percent decline. The decreases at the three metros reflected lower home improvement, furniture store, department store, medical, office supply and financial advertising. The Community newspaper group was up 1.3 percent, reflecting increases in the Alabama and Northern Virginia markets.

National revenues decreased $300,000, or 8.9 percent. The Tampa Tribune and its associated newspapers saw a decrease of 9.8 percent, due to lower financial, automotive and travel advertising. The Richmond Times-Dispatch decreased 17.4 percent, due to lower telecommunications advertising and a major ad campaign by an advertiser last year that was not repeated. The Winston-Salem Journal generated an 11.3 increase, due to higher medical spending.

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While Circulation revenues declined $290,000, or 4.8 percent, approximately 60 percent of the decrease was the result of a change in wholesale rates to carriers for which there is a corresponding expense decrease. Excluding this impact, Circulation revenues declined 1.9 percent.

Broadcast Division

In the Broadcast Division, gross time sales increased $6.7 million, or 28.8 percent, including the new stations. Same-station time sales decreased 7.5 percent, entirely due to lower Political spending in this off-election year. Excluding Political, Local and National time sales increased 1.2 percent. In most markets, Local and National transactional time sales remained soft, particularly at a number of NBC-affiliated stations, including Tampa.

Local time sales increased $4.9 million, or 35.6 percent, including the new stations. Same-station Local time sales declined 1.4 percent, mostly due to lower spending in the furniture and fast food categories, partially offset by higher automotive and transportation advertising.

National time sales increased $3.6 million, or 50.6 percent, including the new stations. Same-station National time sales rose 6.2 percent, as a result of higher spending in the corporate, services, and furniture categories.

Political revenues of $340,000 compared to $2.2 million last June, and represented early campaign spending from gubernatorial and lieutenant governor races in Louisiana and Mississippi and issue advertising in Ohio, Rhode Island and South Carolina.

Interactive Media Division

Interactive Media Division revenues increased 58.9 percent, including the new NBC station Web sites, and higher sales from the division’s Blockdot advergaming business. Page views and visitor sessions increased 20.6 percent and 26.5 percent, respectively, including the new NBC station Web sites. Sluggish Classified advertising spending continued in most markets, particularly Tampa, and online Classified revenues were down 5.6 percent. Local revenues increased 66 percent over last year, reflecting increased direct sales. National/Regional advertising more than doubled as a result of higher spending from national networks, particularly in the automotive and telecommunications categories at TBO.com in Tampa. The launch of the Yahoo!HotJobs Phase A initiative was completed in June at all Media General newspaper Web sites. Phase B, featuring new products and capabilities, was launched at TBO.com on June 20.

About Media General

Media General is a multimedia company operating leading newspapers, television stations and online enterprises primarily in the Southeastern United States. The company’s publishing assets include three metropolitan newspapers, The Tampa Tribune, Richmond Times-Dispatch, and Winston-Salem Journal; 22 daily community newspapers in Virginia, North Carolina, Florida, Alabama and South
Carolina; and more than 150 weekly newspapers and other publications. The company’s broadcasting assets include 23 network-affiliated television stations that reach more than 32 percent of the television households in the Southeast and nearly 9.5 percent of those in the United States. The company’s interactive media assets include more than 75 online enterprises that are associated with its newspapers and television stations. Media General also owns a 33 percent interest in SP Newsprint Company, a manufacturer of recycled newsprint.

Investor Contact:	Media Contact:
Lou Anne J. Nabhan	Ray Kozakewicz
(804) 649-6103	(804) 649-6748

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MEDIA GENERAL INC.
Revenues and Page Views

	June
	2007	2006	% Change

Revenues (000)	$72,460	$70,068	3.4%
Publishing	40,546	45,109	(10.1)%
Broadcast	29,178	23,374	24.8%
Interactive Media	3,244	2,041	58.9%
Eliminations	(508)	(456)	(11.4)%

Discontinued Operations (1)	—	3,535	—

Selected Publishing Revenues (000)
By Category
Advertising	$33,543	$37,967	(11.7)%
Classified	14,245	17,276	(17.5)%
Retail	15,749	16,758	(6.0)%
National	3,097	3,400	(8.9)%
Other	452	533	(15.2)%
Circulation	5,775	6,063	(4.8)%
By Property
Richmond	10,325	10,899	(5.3)%
Tampa	11,404	14,716	(22.5)%
Winston-Salem	3,728	4,104	(9.2)%
Community Newspapers	14,924	15,253	(2.2)%

Advertising Revenues (000)
Richmond	$8,249	$8,603	(4.1)%
Tampa	9,876	13,471	(26.7)%
Winston-Salem	2,836	3,263	(13.1)%
Community Newspapers	12,422	12,495	(0.6)%

Broadcast Time Sales (gross) (000)	$29,924	$23,238	28.8%
Local	18,811	13,870	35.6%
National	10,774	7,156	50.6%
Political	339	2,212	(84.7)%

Selected Online Total Page Views
Total Web Sites	52,276,345	43,353,875	20.6%
(Excluding Game Sites)
TBO.com	17,959,735	18,380,495	(2.3)%
(Tampa, Fla.)
inRich/TimesDispatch.com	8,833,208	9,592,911	(7.9)%
(Richmond, Va.)
JournalNow.com	3,037,999	3,004,204	1.1%
(Winston-Salem, N.C.)

Notes: All data are subject to later adjustment.
(1) Revenues from certain broadcast and interactive media operations that the Company divested in 2006.

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MEDIA GENERAL INC.
Revenues and Page Views

	Year-to-Date
	2007	2006	% Change

Revenues (000)	$471,542	$447,501	5.4%
Publishing	276,123	299,014	(7.7)%
Broadcast	181,373	138,931	30.5%
Interactive Media	17,457	12,716	37.3%
Eliminations	(3,411)	(3,160)	(7.9)%

Discontinued Operations (1)	—	20,219	—

Selected Publishing Revenues (000)
By Category
Advertising	$228,475	$250,580	(8.8)%
Classified	97,357	114,807	(15.2)%
Retail	108,309	111,164	(2.6)%
National	19,778	20,950	(5.6)%
Other	3,031	3,659	(17.2)%
Circulation	39,686	41,454	(4.3)%
By Property
Richmond	68,372	70,158	(2.5)%
Tampa	84,175	101,196	(16.8)%
Winston-Salem	25,399	26,793	(5.2)%
Community Newspapers	97,186	99,863	(2.7)%

Advertising Revenues (000)
Richmond	$54,513	$55,169	(1.2)%
Tampa	73,236	91,609	(20.1)%
Winston-Salem	20,013	21,436	(6.6)%
Community Newspapers	79,813	81,404	(2.0)%

Broadcast Time Sales (gross) (000)	$188,520	$140,319	34.4%
Local	117,614	89,151	31.9%
National	69,194	46,886	47.6%
Political	1,712	4,282	(60.0)%

Selected Online Total Page Views
Total Web Sites	345,248,520	271,814,250	27.0%
(Excluding Game Sites)
TBO.com	106,656,784	98,352,844	8.4%
(Tampa, Fla.)
inRich/TimesDispatch.com	63,546,116	68,370,435	(7.1)%
(Richmond, Va.)
JournalNow.com	22,779,676	21,800,608	4.5%
(Winston-Salem, N.C.)

Notes: All data are subject to later adjustment.
(1) Revenues from certain broadcast and interactive media operations that the Company divested in 2006.

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MEDIA GENERAL, INC.
Daily Newspapers Advertising Linage*

	June
	2007	2006	% Change
Richmond Times-Dispatch
Retail	26,756	30,516	(12.3)%
National	8,147	9,837	(17.2)%
Classified	64,948	65,696	(1.1)%
Total	99,851	106,049	(5.8)%
Tampa Tribune
Retail	32,415	38,860	(16.6)%
National	9,092	12,541	(27.5)%
Classified	86,459	123,103	(29.8)%
Total	127,966	174,504	(26.7)%
Winston-Salem Journal
Retail	22,954	33,623	(31.7)%
National	7,988	6,851	16.6%
Classified	48,543	54,504	(10.9)%
Total	79,485	94,978	(16.3)%
Community Dailies
Retail	303,452	319,957	(5.2)%
National	16,054	22,634	(29.1)%
Classified	417,340	427,197	(2.3)%
Total	736,846	769,788	(4.3)%
Media General Dailies Total
Retail	385,577	422,956	(8.8)%
National	41,281	51,863	(20.4)%
Classified	617,290	670,500	(7.9)%
Total	1,044,148	1,145,319	(8.8)%

* Advertising is in column inches - full run only

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MEDIA GENERAL, INC.
Daily Newspapers Advertising Linage*

	Year-to-Date
	2007	2006	% Change
Richmond Times-Dispatch
Retail	182,251	191,751	(5.0)%
National	55,435	59,258	(6.5)%
Classified	413,416	440,100	(6.1)%
Total	651,102	691,109	(5.8)%
Tampa Tribune
Retail	260,837	272,145	(4.2)%
National	58,534	80,189	(27.0)%
Classified	584,454	859,498	(32.0)%
Total	903,825	1,211,832	(25.4)%
Winston-Salem Journal
Retail	177,984	220,079	(19.1)%
National	46,656	49,179	(5.1)%
Classified	301,045	347,942	(13.5)%
Total	525,685	617,200	(14.8)%
Community Dailies
Retail	1,963,858	2,042,828	(3.9)%
National	115,287	123,823	(6.9)%
Classified	2,566,975	2,721,332	(5.7)%
Total	4,646,120	4,887,983	(4.9)%
Media General Dailies Total
Retail	2,584,930	2,726,803	(5.2)%
National	275,912	312,449	(11.7)%
Classified	3,865,890	4,368,872	(11.5)%
Total	6,726,732	7,408,124	(9.2)%

* Advertising is in column inches - full run only

SOURCE Media General Inc.
-0-	07/19/2007
/CONTACT: Investors, Lou Anne J. Nabhan, +1-804-649-6103, or Media, Ray Kozakewicz, +1-804-649-6748, both of Media General Inc./

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